Exhibit 99.1

Veritone Reports Second Quarter 2022 Results

- Q2 Revenue Up 78% Year Over Year -

- Q2 Software and Managed Services Revenue Increased 229% and 16%, Respectively -

- Q2 Software Customers Increased to 594, Up 42% on a Pro Forma Basis Year over Year -

- Record Q2 Total New Bookings of $14.6 Million, Up 197% Year over Year -

- Q2 Gross Revenue Retention Remained Above 90% -

- Exited Q2 2022 with $220.5 Million in Cash and Cash Equivalents(1)-

DENVER, CO – August 9, 2022 – Veritone, Inc. (NASDAQ: VERI), creator of aiWARE, a hyper-expansive enterprise AI platform, today reported results for the second quarter ended June 30, 2022.

“For the second quarter of 2022, Veritone reported revenue of $34.2 million, representing year-over-year growth of 78 percent on a GAAP basis and 2 percent on a Pro Forma basis. Over the same period, bookings in the quarter nearly doubled and our customer count grew 42%, both on a Pro Forma basis,” said Chad Steelberg, Chairman and CEO of Veritone. “Veritone is well capitalized—we have over $220 million in Cash and Cash Equivalents with many levers of growth.  We continue to strategically invest in our growth and the opportunity that aiWARE represents.”

Ryan Steelberg, President of Veritone added, “Overall, Veritone’s business remains strong. Our customer growth, record bookings and increasingly diverse revenue base all speak to that reality. We believe we have a significant opportunity to increase our market share, and it is up to us to deliver the right solutions, at the right time, with the proper amount of support to maximize that opportunity.  We remain focused and dedicated to executing on our strategy.”

Financial Highlights: Second Quarter 2022 Compared to Second Quarter 2021

•	Revenue increased 78% on a GAAP basis and was flat on a Pro Forma basis to $34.2 million.
•	Software Products & Services Revenue increased 229% on a GAAP basis and was down 8% on a Pro Forma basis to $18.4 million.
•	Managed Services Revenue grew 16% year over year to $15.9 million.
•	GAAP net loss was $3.2 million, as compared to $12.7 million.
•	Non-GAAP gross profit increased 97% and was flat on a Pro Forma basis to $27.5 million.
•	Non-GAAP net loss was $7.2 million, as compared to $3.9 million.
•	Cash and cash equivalents(1) were $220.5 million on June 30, 2022, as compared to $120.6 million at June 30, 2021.
•	Ending Customers of 594, increased 42% year over year and 6% sequentially.
•	Average Annual Revenue (AAR) per customer declined by 8% compared with prior year period.
•

Record Total New Bookings of $14.6 million, up 199%, as compared to $4.9 million last year.
Pro Forma basis assumes Veritone owned PandoLogic since the beginning of 2021.  See below for a description of our non-GAAP measures and reconciliations to the most directly comparable GAAP measures.

(1) Including approximately $64.0 million of cash received from Managed Services clients for future payments to vendors.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
Unaudited (in $000s, except customers)	2022	2021	Percent Change	2022	2021	Percent Change
Revenue	$ 34,235	$ 19,206	78%	$ 68,642	$ 37,501	83%
Net Loss	$ (3,236)	$ (12,715)	NM	$ (31,677)	$ (43,282)	NM
Non-GAAP Gross Profit(1)	$ 27,530	$ 13,975	97%	$ 55,014	$ 27,447	100%
Non-GAAP Net Loss(1)	$ (7,183)	$ (3,921)	NM	$ (12,354)	$ (7,841)	NM
Non-GAAP Net Loss (Pro Forma) (1)	$ (7,183)	$ 2,009	NM	$ (12,354)	$ (2,369)	NM

	Three Months Ended			Six Months Ended
	June 30,			June 30,
Software Products & Services Supplemental Financial Information(1)	2022	2021	Percent Change	2022	2021	Percent Change
Software Revenue – Pro Forma (in 000s)	$ 18,379	$ 20,072	(8%)	$ 36,546	$ 30,255	21%
Ending Customers	594	419	42%
AAR(1) (in 000s)	$ 187	$ 203	(8%)
Total New Bookings (in 000s)	$ 14,658	$ 4,896	199%

(1) See tables below for reconciliation of non-GAAP financial measures to directly comparable GAAP measures and for the definitions used for Software Products & Services Supplemental Financial Information.

Recent Business Highlights

•	Positive Energy selected Veritone iDERMS™ (intelligent distributed energy resource management) to extend sustainability efforts for EV batteries and second-life applications.
•	Empower Energies, a leading provider of clean energy solutions selected Veritone iDERMS™ to reduce end-user energy cost, maximize green energy investments and increase revenue opportunities.
•	Partnered with AINS FOIAXpress platform to automate public institutions’ ability to redact sensitive information and increase transparency by expediting the release of public records requests.
•	Expanded agreement with United States Golf Association (USGA) to programmatic licensing of USGA’s championship video archive.
•	Veritone Voice contracted numerous high profile content creators and performers, and broadcasters including Larry King and SBS Broadcasting.
•	Partnered with PROGRESS, to expand and improve monetization around its historic German film archive, with German the first of six languages Veritone to support this year.
•	Acquired VocaliD, a pioneer in the creation of personalized synthetic voice to enhance Veritone’s existing synthetic voice offerings for commercial enterprise.
•	Named a key player in the 2022 Guidehouse Insights Leaderboard Report for Virtual Power Plant (VPP) Platform Vendors
•	Won Lighthouse Research and Advisory’s 2022 HR Tech award and a Gold Globee in the Disruptor Company Awards.

Financial Results for Three Months Ended June 30, 2022

Achieved second quarter revenue of $34.2 million, up 78% from $19.2 million in the second quarter of 2021. Software Products & Services revenue reached $18.4 million, 229% greater than the second quarter of 2021, driven by the PandoLogic acquisition and over 60% growth in legacy Veritone Software Products and Services. Managed Services revenue grew to $15.9 million, up 16% compared to the second quarter of 2021, driven by growth in content licensing services.  GAAP net loss was $3.2 million, compared to $12.7 million in the second quarter of 2021, driven in part by a one-time non-cash benefit in Q2 of $13.8 million associated with estimated earn-out on the PandoLogic acquisition.  Net loss margin was 9.5%, compared to 66% in the second quarter of 2021.  Non-GAAP net loss was $7.1 million, compared to $3.9 million in the second quarter of 2021, largely driven by higher investments in people and infrastructure costs to grow and scale our business. Non-GAAP gross profit increased to $27.5 million, up $14.0 million, or 97%, compared to the second quarter of 2021, driven by the PandoLogic contribution and organic revenue growth. Non-GAAP gross margin improved to 80%, compared to 73% in the second quarter of 2021.

Second quarter Pro Forma Revenue improved 2% from $33.7 million in second quarter 2021. Driving this was Managed Services, which increased 16% year over year, offset by Software Products and Services, which declined 8% year over year. During Q2 2022, Software Products and Services increased ending customers 42% year over year, coupled with significant growth in legacy Veritone Software Products and Services; however, offsetting this was an 8% decline in AAR driven in large part by PandoLogic, which saw Amazon significantly reduce its hiring consumption. Excluding Amazon, PandoLogic customer and revenue growth exceeded 50% growth year over year. As a percentage of revenue, Amazon declined to 11% of consolidated revenue in the second quarter 2022 revenue as compared to 31% in first quarter 2022.

As of June 30, 2022, the Company had cash and cash equivalents of $220.5 million, including approximately $64.0 million of cash received from Managed Services clients for future payments to vendors.

Restatement of Previously Issued Financial Statements

On August 9, 2022, the management and the audit committee of Veritone determined that Veritone’s previously issued financial statements as of and for the three months ended March 31, 2022 should no longer be relied upon due to an error related to the calculation of fair value of contingent consideration at the time of the acquisition of PandoLogic, which led to an understatement of goodwill and contingent consideration at the time of the acquisition, and for subsequent changes in the fair value of the contingent consideration.  The restatement results in a non-cash charge that reduces general and administrative expenses and results in a favorable change to net loss for the three months ended March 31, 2022.  Veritone will restate its prior period financial statements for the three months ended March 31, 2022 for such errors in an amendment to its Quarterly Report on Form 10-Q for the three months ended March 31, 2022. Veritone determined that the errors were not material to the previously issued financial statements and disclosures included in its Annual Report on Form 10-K for the year ended December 31, 2021 or for any quarterly periods therein. Tables below reflect the adjustments expected to be made for the three months ended March 31, 2022 and as of December 31, 2021.

Business Outlook

We expect the second half of 2022 to continue to be pressured by Amazon’s reduced hiring investment, the estimated impact of which is included in our Q3 and full year 2022 business outlook.

Third Quarter 2022

•	Revenue is expected to be in the range of $34 million to $36 million, as compared to $22.7 million in the third quarter of 2021.
•	Non-GAAP net loss is expected to be in the range of $7 million to $6 million, as compared to $2.3 million in the third quarter of 2021.

Full Year 2022

•	Revenue is expected to be in the range of $150 million to $160 million, as compared to $115.3 million in 2021.
•	Non-GAAP net loss is expected to be in the range of $15 million to $10 million, as compared to non-GAAP net income of $6.8 million in 2021.

Conference Call

Veritone will hold a conference call using its synthetic voice technology, Veritone Voice, to deliver management’s prepared remarks on Tuesday, August 9, 2022, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss its second quarter 2022, provide an update on the business, and conduct a question-and-answer session. To participate, please join the audio webcast or dial-in and ask to be connected to the Veritone earnings conference call. To avoid a delay if dialing in, please pre-register or join the live audio webcast.

•	Pre-Registration*
•	Live Audio Webcast
•	Domestic Dial-In: 844-750-4897
•	International Dial-In: 412-317-5293

* Please note that pre-registered participants will receive their dial-in number and unique PIN upon registration.

About the Presentation of Supplemental Non-GAAP and Pro Forma Financial Information

In this news release, the Company has supplemented its financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, including Pro Forma Revenue, Average Annual Revenue (AAR), Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP net loss (pro forma), Non-GAAP net income (loss) and Non-GAAP net income (loss) per share. The Company has posted additional supplemental financial information on its website at investors.veritone.com concurrently with this press release.

Pro Forma Revenue includes historical Software Products & Services revenue from the past six fiscal quarters of each of Veritone, Inc. and PandoLogic Ltd. (unaudited) and presents such revenue on a combined pro forma basis treating PandoLogic Ltd. as owned by Veritone, Inc. since January 1, 2021. Average Annual Revenue (AAR) is calculated as the aggregate of trailing twelve-month Software Products & Services Pro Forma Revenue divided by the average number of customers over the same period for both Veritone, Inc. and PandoLogic Ltd.  Non-GAAP gross profit is defined as revenue less cost of revenue.  Non-GAAP gross margin is defined as Non-GAAP gross profit divided by revenue.  Non-GAAP net loss (pro forma) is the Company’s net loss excluding the items set forth below presented on a combined pro forma basis treating PandoLogic Ltd. as owned by Veritone, Inc. since January 1, 2021.  Non-GAAP net income (loss) and Non-GAAP net income (loss) per share is the Company’s net income (loss) and net income (loss) per share, respectively, adjusted to exclude interest expense, provision for income taxes, depreciation expense, amortization expense, stock-based compensation expense, changes in fair value of warrant liability, changes in fair value of contingent consideration, a reserve for state sales taxes, charges related to a facility sublease, gain on sale of asset, warrant expense, acquisition and diligence costs, and severance and executive search costs.  The items excluded from these non-GAAP financial measures, as well as a breakdown of GAAP net income (loss), non-GAAP net income (loss) and these excluded items between the Company’s Core Operations and Corporate, are detailed in the reconciliations included following the financial statements attached to this news release.  In addition, following the financial statements attached to this news release, the Company has provided additional supplemental non-GAAP measures of operating expenses, loss from operations, other income (expense), net, and loss before income taxes, excluding the items excluded from non-GAAP net loss as noted above, and reconciling such non-GAAP measures to the most directly comparable GAAP measures.

The Company has provided these non-GAAP financial measures because management believes such information to be important supplemental measures of performance that are commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry.  Management also uses this information internally for forecasting and budgeting.

These non-GAAP financial measures should not be considered as an alternative to revenue, net income (loss), operating income (loss) or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity.  Other companies (including the Company’s competitors) may define these non-GAAP financial measures differently.

These non-GAAP financial measures may not be indicative of the historical operating results of Veritone or predictive of potential future results. Investors should not consider these non-GAAP financial measures in isolation or as a substitute for analysis of the Company’s results as reported in accordance with GAAP.

In addition, the Company defines the following capitalized terms in this news release as follows:

Core Operations consists of the Company’s aiWARE operating platform of software, SaaS and related services; content licensing and advertising agency services; and their supporting operations, including direct costs of sales as well as operating expenses for sales, marketing and product development and certain general and administrative costs dedicated to these operations.

Corporate principally consists of general and administrative functions such as executive, finance, legal, people operations, fixed overhead expenses (including facilities and information technology expenses), other income (expenses) and taxes, and other expenses that support the entire Company, including public company driven costs.

Software Products & Services consists of revenues generated from commercial enterprise and government and regulated industries customers using our aiWARE platform and PandoLogic’s talent acquisition software product solutions, any related support and maintenance services, and any related professional services associated with the deployment and/or implementation of such solutions.

Managed Services consist of revenues generated from commercial enterprise customers using our content licensing services and advertising agency and related services.

About Veritone

Veritone (NASDAQ: VERI) is a leader in enterprise artificial intelligence (AI) software and solutions. Serving organizations in both commercial and regulated sectors, Veritone’s software, services, and industry applications accelerate and maximize digital migration, empowering the largest and most recognizable brands in the world to run more efficiently, accelerate decision making and increase profitability. Veritone’s hyper-expansive Enterprise AI platform, aiWARE™, orchestrates an ever-growing ecosystem of machine learning models to transform audio, video and other data sources into actionable intelligence. Through professional and managed services, as well as its robust partner ecosystem, Veritone develops and builds AI solutions that solve the problems of today and tomorrow.

To learn more, visit Veritone.com.

Safe Harbor Statement

This news release contains forward-looking statements, including without limitation statements regarding the Company’s expectations regarding its significant opportunity to grow market share and the Company’s expected total revenue and Non-GAAP net income(loss) for Q3 2022 and for full year 2022. In addition, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “should,” “could,” “estimate” or “continue” or the plural, negative or other variations thereof or comparable terminology are intended to identify forward-looking statements, and any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements speak only as of the date hereof, and are based on management’s current assumptions, beliefs and information. As such, the Company’s actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Important factors that could cause such differences include, among other things, the process of preparing the restated financial statements as of and for the three months ended March 31, 2022 or other subsequent events that would require the Company to make additional adjustments to previously issued financial statements, the impact of the economic disruption caused by the COVID-19 pandemic and the Russian invasion of Ukraine on the business of the Company and that of its existing and potential customers; increasing interest rates and inflationary pressure; the Company’s ability to achieve broad recognition and customer acceptance of its products and services; the Company’s ability to continue to develop and add additional capabilities and features to its aiWARE operating system; the development of the market for cognitive analytics solutions; the ability of third parties to develop and provide additional high quality, relevant machine learning models and applications; the Company’s ability to successfully identify and integrate such additional third-party models and applications onto its aiWARE operating system, and to continue to be able to access and utilize such models and applications, and the cost thereof;  as well as the impact of future economic, competitive and market conditions, particularly those related to its strategic end markets; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Certain of these judgments and risks are discussed in more detail in the Company’s Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be achieved. The forward-looking statements contained herein reflect the Company’s beliefs, estimates and predictions as of the date hereof, and the Company undertakes no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.

Company Contact:
Brian Alger, CFA
SVP, Investor Relations and Capital Markets
Veritone, Inc.
415-203-8265
investors@veritone.com

IR Agency Contact:

Stefan Norbom

Prosek Partners

203-644-5475

snorbom@prosek.com

Source: Veritone, Inc.

VERITONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	As of
	June 30,	December 31,
	2022	2021 (1)
ASSETS

Cash and cash equivalents	$220,463	$254,722
Accounts receivable, net	50,134	85,063
Expenditures billable to clients	17,975	27,180
Prepaid expenses and other current assets	14,365	12,117
Total current assets	302,937	379,082
Property, equipment and improvements, net	3,400	1,556
Intangible assets, net	89,370	93,872
Goodwill	44,731	40,972
Long-term restricted cash	856	855
Other assets	9,602	230
Total assets	$450,896	$516,567

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$30,213	$46,711
Accrued media payments	81,569	86,923
Client advances	11,977	10,561
Contingent consideration, current	21,680	20,053
Other accrued liabilities	24,963	27,093
Total current liabilities	170,402	191,341
Convertible senior notes, non-current	195,681	195,082
Contingent consideration, non-current	305	31,533
Other non-current liabilities	15,343	13,891
Total liabilities	381,731	431,847
Total stockholders' equity	69,165	85,444
Total liabilities and stockholders' equity	$450,896	$517,291

(1) Balances as of December 31, 2021 have been revised to correct an error related to the calculation of fair value of contingent consideration at the time of the acquisition of PandoLogic. For additional information, see the “Restatement of Previously Issued Financial Statements” section of this press release.

VERITONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
AND COMPREHENSIVE LOSS
(in thousands, except per share and share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022(1)	2021
Revenue	$34,235	$19,206	$68,642	$37,501
Operating expenses:
Cost of revenue	6,705	5,231	13,628	10,054
Sales and marketing	12,576	5,253	23,645	11,680
Research and development	11,068	4,646	20,951	9,606
General and administrative	2,304	15,644	24,625	47,187
Amortization	5,211	1,079	10,226	2,157
Total operating expenses	37,864	31,853	93,075	80,684
Loss from operations	(3,629)	(12,647)	(24,433)	(43,183)
Other expense, net	(1,231)	(13)	(2,417)	(22)
Loss before provision for income taxes	(4,860)	(12,660)	(26,850)	(43,205)
Provision for income taxes	(1,607)	55	(1,468)	77
Net loss	$(3,253)	$(12,715)	$(25,382)	$(43,282)
Net loss per share:
Basic and diluted	$(0.09)	$(0.39)	$(0.71)	$(1.33)
Weighted average shares outstanding:
Basic and diluted	36,083,515	32,741,356	35,782,766	32,458,269
Comprehensive loss:
Net loss	$(3,253)	$(12,715)	$(25,382)	$(43,282)
Foreign currency translation gain, net of income taxes	386	—	576	7
Total comprehensive loss	$(2,867)	$(12,715)	$(24,806)	$(43,275)

(1) Amounts for the three months ended March 31, 2022 have been revised to correct for an error related to the calculation of fair value of contingent consideration at the time of the acquisition of PandoLogic and for subsequent changes in the fair value of the contingent consideration. For additional information, see the “Restatement of Previously Issued Financial Statements” section of this press release.

VERITONE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)
	Six Months Ended
	June 30,
	2022	2021
Cash flows from operating activities:
Net loss(1)	$(25,382)	$(43,282)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization(1)	10,670	2,410
Loss on disposal of fixed assets	—	1,894
Provision for doubtful accounts	472	5
Loss on sublease	—	1,211
Change in deferred taxes	(1,940)	—
Change in fair value of contingent consideration(1)	(8,785)	—
Stock-based compensation expense	9,562	28,219
Amortization of debt issuance costs	599	—
Amortization of right-of-use assets	531	—
Changes in assets and liabilities:
Accounts receivable	35,545	(2,857)
Expenditures billable to clients	9,205	(2,418)
Prepaid expenses and other assets	(1,481)	(2,218)
Other assets	(4,950)	—
Accounts payable	(16,522)	542
Accrued media payments	(5,988)	12,392
Client advances	1,416	1,142
Other accrued liabilities	(4,278)	2,387
Other liabilities(1)	(2,959)	(418)
Net cash used in operating activities	(4,285)	(991)

Cash flows from investing activities:
Minority investment	(2,000)	—
Capital expenditures	(2,258)	(272)
Acquisitions, net of cash acquired	(2,612)	—
Net cash used in investing activities	(6,870)	(272)

Cash flows from financing activities:
Payment of contingent considerations	(14,376)	—
Proceeds from common stock offerings, net	(9,509)	—
Proceeds from the exercise of warrants	—	2,279
Proceeds from issuances of stock under employee stock plans, net	782	4,794
Net cash (used in) provided by financing activities	(23,103)	7,073

Net (decrease) increase in cash and cash equivalents and restricted cash	(34,258)	5,810
Cash and cash equivalents and restricted cash, beginning of period	255,577	115,672
Cash and cash equivalents and restricted cash, end of period	$221,319	$121,482

(1) Amounts in the three months ended March 31, 2022 have been revised to correct for an error related to the calculation of fair value of contingent consideration at the time of the acquisition of PandoLogic and for subsequent changes in the fair value of the contingent consideration. For additional information, see the “Restatement of Previously Issued Financial Statements” section of this press release.

VERITONE, INC.
REVENUE DETAIL (UNAUDITED)
(in thousands)

	Three Months Ended			Six Months Ended
	June 30, 2022			June 30, 2022
		Government &			Government &
	Commercial	Regulated		Commercial	Regulated
	Enterprise	Industries	Total	Enterprise	Industries	Total
Total Software Products & Services	$17,508	$871	$18,379	$34,894	$1,652	$36,546

Managed Services
Advertising	10,635	—	10,635	21,603	—	21,603
Licensing	5,221	—	5,221	10,493	—	10,493
Total Managed Services	15,856	—	15,856	32,096	—	32,096

Total Revenue	$33,364	$871	$34,235	$66,990	$1,652	$68,642

	Three Months Ended			Six Months Ended
	June 30, 2021			June 30, 2021
		Government &			Government &
	Commercial	Regulated		Commercial	Regulated
	Enterprise	Industries	Total	Enterprise	Industries	Total
Total Software Products & Services	$5,132	$448	$5,580	$8,527	$1,738	$10,265

Managed Services
Advertising	9,969	—	9,969	20,296	—	20,296
Licensing	3,657	—	3,657	6,940	—	6,940
Total Managed Services	13,626	—	13,626	27,236	—	27,236

Total Revenue	$18,758	$448	$19,206	$35,763	$1,738	$37,501

VERITONE, INC.
RECONCILIATION OF NON-GAAP NET INCOME (LOSS) TO GAAP NET LOSS (UNAUDITED)
(in thousands)

	Three Months Ended June 30,
	2022			2021
	Core Operations(1)	Corporate(2)	Total	Core Operations(1)	Corporate(2)	Total
Net loss	$(8,230)	$4,977	$(3,253)	$(676)	$(12,039)	$(12,715)
(Benefit from) provision for income taxes	(964)	(643)	(1,607)	—	55	55
Depreciation and amortization	5,306	150	5,456	1,084	73	1,157
Stock-based compensation expense	2,685	1,976	4,661	1,016	5,593	6,609
Change in fair value of contingent consideration	—	(13,830)	(13,830)	—	—	—
Interest expense	—	1,183	1,183	—	—	—
Acquisition and due diligence costs	—	207	207	—	735	735
State sales tax reserve	—	—	—	—	146	146
Severance and executive search	—	—	—	—	92	92
Non-GAAP Net Income (Loss)	$(1,203)	$(5,980)	$(7,183)	$1,424	$(5,345)	$(3,921)

	Six Months Ended June 30,
	2022			2021
	Core Operations(1)	Corporate(2)	Total	Core Operations(1)	Corporate(2)	Total
Net loss(3)	$(14,251)	$(11,131)	$(25,382)	$(3,501)	$(39,781)	$(43,282)
(Benefit from) provision for income taxes(3)	(846)	(622)	(1,468)	—	77	77
Depreciation and amortization(3)	10,404	266	10,670	2,167	243	2,410
Stock-based compensation expense	4,668	4,809	9,477	3,711	24,508	28,219
Change in fair value of contingent consideration(3)	—	(8,785)	(8,785)	—	—	—
State sales tax reserve	—	—	—	—	284	284
Interest expense	—	2,365	2,365	—	—	—
Acquisition and due diligence costs	—	769	769	—	735	735
Charges related to sublease	—	—	—	—	3,367	3,367
Severance and executive search	—	—	—	250	99	349
Non-GAAP Net Income (Loss)	$(25)	$(12,329)	$(12,354)	$2,627	$(10,468)	$(7,841)

(1) Core Operations consists of our aiWARE operating platform of software, SaaS and related services; content, licensing and advertising agency services; and their supporting operations, including direct costs of sales as well as operating expenses for sales, marketing and product development and certain general and administrative costs dedicated to these operations.

(2) Corporate consists of general and administrative functions such as executive, finance, legal, people operations, fixed overhead expenses (including facilities and information technology expenses), other income (expenses) and taxes, and other expenses that support the entire company, including public company driven costs.

(3) Amounts for the three months ended March 31, 2022 have been revised to correct for an error related to the calculation of fair value of contingent consideration at the time of the acquisition of PandoLogic and for subsequent changes in the fair value of the contingent consideration. For additional information, see the “Restatement of Previously Issued Financial Statements” section of this press release.

VERITONE, INC.
RECONCILIATION OF EXPECTED NON-GAAP NET LOSS RANGE
TO EXPECTED GAAP NET LOSS RANGE (UNAUDITED)
(in millions)
	Three Months Ending	Year Ending
	September 30, 2022	December 31, 2022
Net loss	($21.2) to ($20.2)	($56.8) to ($51.8)
Provision for income taxes	$0.5	$0.6
Interest expense	$1.4	$5.2
Depreciation and amortization	$5.5	$21.7
Contingent consideration	$2.1	($4.6)
Stock-based compensation expense	$4.7	$18.9
Non-GAAP net income (loss)	($7.0) to ($6.0)	($15.0) to ($10.0)

VERITONE, INC.
RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL INFORMATION (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenue	$34,235	$19,206	$68,642	$37,501
Cost of revenue	6,705	5,231	13,628	10,054
Non-GAAP gross profit	27,530	13,975	55,014	27,447

GAAP cost of revenue	6,705	5,231	13,628	10,054
Stock-based compensation expense	(24)	—	(44)	—
Non-GAAP cost of revenue	6,681	5,231	13,584	10,054

GAAP sales and marketing expenses	12,576	5,253	23,645	11,680
Stock-based compensation expense	(727)	(234)	(1,190)	(1,132)
Severance and executive search	—	—	—	(236)
Non-GAAP sales and marketing expenses	11,849	5,019	22,455	10,312

GAAP research and development expenses	11,068	4,646	20,951	9,606
Stock-based compensation expense	(1,247)	(566)	(2,251)	(1,585)
Severance and executive search	—	—	—	(14)
Non-GAAP research and development expenses	9,821	4,080	18,700	8,007

GAAP general and administrative expenses(1)	2,304	15,644	24,625	47,187
Depreciation	(245)	(78)	(444)	(253)
Stock-based compensation expense	(2,663)	(5,809)	(5,992)	(25,502)
Change in fair value of contingent consideration(1)	13,830	—	8,785	—
Charges related to sublease	—	—	—	(3,367)
State sales tax reserve	—	(146)	—	(284)
Acquisition and due diligence costs	(207)	(735)	(769)	(735)
Severance and executive search	—	(92)	—	(99)
Non-GAAP general and administrative expenses	13,019	8,784	26,205	16,947

GAAP amortization(1)	(5,211)	(1,079)	(10,226)	(2,157)

GAAP loss from operations(1)	(3,629)	(12,647)	(24,433)	(43,183)
Total non-GAAP adjustments (2)	(3,506)	8,739	12,131	35,364
Non-GAAP loss from operations	(7,135)	(3,908)	(12,302)	(7,819)

GAAP other expense, net	(1,231)	(13)	(2,417)	(22)
Interest expense	1,183	—	2,365	—
Non-GAAP other expense, net	(48)	(13)	(52)	(22)

GAAP loss before income taxes(1)	(4,860)	(12,660)	(26,850)	(43,205)
Total non-GAAP adjustments (2)	(2,323)	8,739	14,496	35,364
Non-GAAP loss before income taxes	(7,183)	(3,921)	(12,354)	(7,841)

Income tax (benefit) provision(1)	(1,607)	55	(1,468)	77

GAAP net loss(1)	(3,253)	(12,715)	(25,382)	(43,282)
Total non-GAAP adjustments (2)	(3,930)	8,794	13,028	35,441
Non-GAAP net loss	$(7,183)	$(3,921)	$(12,354)	$(7,841)

Shares used in computing non-GAAP basic and diluted net loss per share	36,084	32,741	35,783	32,458
Non-GAAP basic and diluted net loss per share	$(0.20)	$(0.12)	$(0.35)	$(0.24)

(1) Amounts for the three months ended March 31, 2022 have been revised to correct for an error related to the calculation of fair value of contingent consideration at the time of the acquisition of PandoLogic and for subsequent changes in the fair value of the contingent consideration. For additional information, see the “Restatement of Previously Issued Financial Statements” section of this press release.

(2) Adjustments are comprised of the adjustments to GAAP cost of revenue, sales and marketing expenses, research and development expenses and general and administrative expenses and other (expense) income, net (where applicable) listed above.

VERITONE, INC.

Supplemental Financial Information

We are providing the following unaudited supplemental financial information as a lookback of the trailing twelve months and the comparative quarter for the prior year to help investors better understand our recent historical and year-over-year performance. The Software Products & Services supplemental financial information is presented on a Pro Forma basis, as further described below.

Software Products & Services Supplemental Financial Information

	Quarter Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,
	2021	2021	2021	2021	2022	2022
Software Revenue - Pro Forma (in 000's) (1)	$10,183	$20,072	$21,860	$40,223	$18,167	$18,379
Ending Customers (2)	385	419	433	529	559	594
Average Annual Revenue (AAR) (in 000's) (3)	$199	$203	$208	$209	$207	$187
Total New Bookings (in 000's) (4)	$2,442	$4,896	$3,356	$8,317	$9,574	$14,658
Gross Revenue Retention (5)	>90%	>90%	>90%	>90%	>90%	>90%

(1) “Software Revenue - Pro Forma” includes historical Software Products & Services revenue from the past six (6) fiscal quarters of each of Veritone, Inc. and PandoLogic Ltd. (unaudited) and presents such revenue on a combined Pro Forma basis treating PandoLogic Ltd. as owned by Veritone, Inc. since January 1, 2021.

(2) “Ending Customers” includes Software Products & Services customers as of the end of each respective quarter set forth above with trailing twelve-month revenues in excess of $2,400 for both Veritone, Inc. and PandoLogic Ltd. and/or deemed by the Company to be under an active contract for the applicable periods.

(3) “Average Annual Revenue (AAR)” is calculated as the aggregate of trailing twelve-month Software Products & Services revenue divided by the average number of customers over the same period for both Veritone, Inc. and PandoLogic Ltd.

(4) “Total New Bookings” represents the total fees payable during the full contract term for new contracts received in the quarter (including fees payable during any cancellable portion and an estimate of license fees that may fluctuate over the term), excluding any variable fees under the contract (e.g., fees for cognitive processing, storage, professional services and other variable services).

(5) “Gross Revenue Retention”: We calculate our dollar-based gross retention rate as of the period end by starting with the revenue from Ending Customers for Software Products & Services as of the 3 months in the prior year quarter to such period, or Prior Year Quarter Revenue. We then deduct from the Prior Year Quarter Revenue any revenue from Ending Customers who are no longer customers as of the current period end, or Current Period Ending Customer Revenue. We then divide the total Current Period Ending Customer Revenue by the total Prior Year Quarter Revenue to arrive at our dollar-based gross retention rate, which is the percentage of revenue from all Ending Customers from our Software Products & Services as of the year prior that is not lost to customer churn

Managed Services Supplemental Financial Information

	Quarter Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,
	2021	2021	2021	2021	2022	2022
Avg billings per active Managed Services client (in 000's) (6)	$582	$622	$615	$625	$684	$736
Revenue during quarter (in 000's) (7)	$10,327	$9,968	$9,647	$10,857	$10,735	$9,625

(6) Avg billings per active Managed Services customer for each quarter reflects the average quarterly billings per active Managed Services customer over the twelve-month period through the end of such quarter for Managed Services clients that are active during such quarter.

(7) Managed Services revenue and metrics exclude content licensing and media services.

VERITONE, INC.

Reconciliation of Pro Forma Revenue to Revenue

(in thousands)

	Quarter Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,
	2021	2021	2021	2021	2022	2022
Software Products & Services Revenue	$4,685	$5,580	$9,027	$40,223	$18,167	$18,379
PandoLogic Revenue (1)	5,498	14,492	12,833	—	—	—
Software Revenue - Pro Forma	$10,183	$20,072	$21,860	$40,223	$18,167	$18,379
Managed Services Revenue	13,610	13,626	13,628	14,926	16,240	15,856
Total Pro Forma Revenue	$23,793	$33,698	$35,488	$55,149	$34,407	$34,235

	Trailing Twelve Months Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,
	2021	2021	2021	2021	2022	2022
Software Products & Services Revenue	$15,439	$18,017	$23,693	$59,515	$72,997	$85,796
PandoLogic Revenue (1)	50,283	57,262	59,292	32,824	27,325	12,833
Software Revenue - Pro Forma	$65,723	$75,278	$82,985	$92,339	$100,322	$98,629
Managed Services Revenue	43,845	52,019	53,279	55,789	58,419	60,546
Total Pro Forma Revenue	$109,568	$127,297	$136,264	$148,128	$158,741	$159,176

Average Number of Customers - Pro Forma	330	372	399	442	485	529
Average Annual Revenue (AAR)	$199	$203	$208	$209	$207	$187

(1)  Represents PandoLogic Ltd. revenue prior to our acquisition of PandoLogic on September 14, 2021.

VERITONE, INC.

Restatement of Previously Issued Financial Statements

(in thousands)

On August 9, 2022, the management and the audit committee of Veritone determined that Veritone’s previously issued financial statements as of and for the three months ended March 31, 2022 should no longer be relied upon due to an error related to the calculation of fair value of contingent consideration at the time of the acquisition of PandoLogic, which led to an understatement of goodwill and contingent consideration at the time of the acquisition, and for subsequent changes in the fair value of the contingent consideration.  The restatement results in a non-cash charge that reduces general and administrative expenses and results in a favorable change to net loss for the three months ended March 31, 2022.  Veritone will restate its prior period financial statements for the three months ended March 31, 2022 for such errors in an amendment to its Quarterly Report on Form 10-Q for the three months ended March 31, 2022.

Veritone evaluated the aggregate effects of the errors to its previously issued financial statements in accordance with SEC Staff Accounting Bulletins No. 99 and No. 108 and, based upon quantitative and qualitative factors, determined that the errors were not material to the previously issued financial statements and disclosures included in its Annual Report on Form 10-K for the year ended December 31, 2021 or for any quarterly periods included therein.

The following tables present the effects of the aforementioned revisions on Veritone’s condensed consolidated statement of operations for the three months ended March 31, 2022, December 31, 2021, and September 30, 2021:

	Three Months Ended
	March 31, 2022
	As Reported	Adjustment	As Restated
General and administrative	$28,917	$(6,596)	$22,321
Amortization	4,693	321	5,014
Total operating expenses	61,485	(6,275)	55,210
Loss from operations	(27,078)	6,275	(20,803)
Loss before provision for income taxes	(28,264)	6,275	(21,989)
Provision for income taxes	177	(39)	138
Net loss	(28,441)	6,314	(22,127)
Basic and diluted net loss per share	(0.80)	0.18	(0.62)
Total comprehensive loss	(28,251)	6,314	(21,937)

	Three Months Ended
	December 31, 2021
	As Reported	Adjustment	As Revised
General and administrative	$35,694	$(5,239)	$30,455
Amortization	4,657	375	5,032
Total operating expenses	68,182	(4,864)	63,318
Loss from operations	(13,033)	4,864	(8,169)
Loss before provision for income taxes	(13,596)	4,864	(8,732)
Provision for income taxes	2,271	(45)	2,226
Net loss	(15,867)	4,909	(10,958)
Basic and diluted net loss per share	(0.45)	0.14	(0.31)
Total comprehensive loss	(16,044)	4,909	(11,135)

	Three Months Ended
	September 30, 2021
	As Reported	Adjustment	As Revised
General and administrative	$15,037	$43	$15,080
Total operating expenses	68,182	(4,864)	63,318
Loss from operations	(11,033)	(43)	(11,076)
Loss before provision for income taxes	(11,048)	(43)	(11,091)
Net loss	(11,444)	(43)	(11,487)
Basic and diluted net loss per share	(0.34)	(0.00)	(0.34)
Total comprehensive loss	(11,444)	(43)	(11,487)

The following table presents the effects of the aforementioned revisions on the Company’s audited consolidated balance sheet as of December 31, 2021:

	As of December 31, 2021
	As Reported	Adjustment	As Revised
Intangible assets, net	$88,247	$5,625	$93,872
Goodwill	34,058	6,914	$40,972
Total assets	504,752	12,539	517,291
Contingent consideration, current	19,988	65	20,053
Total current liabilities	191,276	65	191,341
Contingent consideration, non-current	24,737	6,796	31,533
Other non-current liabilities	13,078	813	13,891
Total liabilities	424,173	7,674	431,847
Accumulated deficit	(350,958)	4,865	(346,093)
Total stockholders' equity	80,579	4,865	85,444
Total liabilities and stockholders' equity	504,752	12,539	517,291